UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 21, 2017

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07         Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of the Company was held on August 21, 2017.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  Of the 3,411,075 shares outstanding and entitled to vote, 2,973,680 shares were present at the meeting in person or by proxy.  The final results of the stockholder vote are as follows:

1.	The election of three directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes

William E. Ballard	1,819,952	119,715	1,034,013

Carol L. Coughlin	1,774,892	164,775	1,034,013

Joseph J. Bouffard	1,609,166	330,501	1,034,013

2.	The ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2018.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

2,776,425	192,187	5,068	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: August 24, 2017	By: /s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer